MNP Petroleum Corp. Enters Into Private Placement Agreement with GSC-TL Partners
BAAR, SWITZERLAND, September 21, 2017

MNP Petroleum Corp. (“MNP”) (TSX-V:MNP) (OTCPink: MNAP) is pleased to announce that it has entered into a binding agreement (the “Agreement”) with GSC-TL Partners LLC (“GSCP”), a privately held Delaware limited liability company headquartered in Houston, Texas, providing for a staged private placement of up to 60% of the equity of MNP for a purchase price of up to US$35,000,000.

The Agreement contemplates that MNP will issue an aggregate of 258,955,325 common shares (approximately 60% of the issued and outstanding common shares after adjusting for the issuance) in exchange for an investment into MNP and its projects of up to US$35,000,000.  Only a portion of the purchase price - US$4,000,000 - will be in the form of cash paid to MNP - the balance is to be invested directly into work programs on MNP’s oil and gas properties in Tajikistan over a 24 month period, as well as the construction of a community development project (the construction of a school in the Farkhor District of Tajikistan).
In the first stage, MNP proposes to issue 43,000,000 common shares to GSCP for cash consideration of US$3,000,000 to be paid to MNP.  After adjusting for the issuance of these common shares, GSCP would own approximately 19.95% of the issued and outstanding common shares of MNP.  The Agreement contemplates that this first stage will close shortly after receipt of all required regulatory and stock exchange approvals (this closing date will then be the “Effective Date” of the Agreement).  Also on the Effective Date, MNP has agreed to cause one of its five directors to resign and appoint one GSCP nominee to fill that vacancy, and it will permit GSCP to designate a new Chief Operating Officer and a Corporate Secretary to be appointed by the MNP Board of Directors on the Effective Date.
In the second stage, the Agreement contemplates that MNP will issue up to 93,000,000 common shares to GSCP for a purchase price of US$1,000,000 cash to MNP and up to US$6,500,000 to be invested by GSCP in the Tajik community development project, which was originally undertaken by MNP as part of the acquisition transaction of EPA.at Beteiligungsgesellschaft m.b.H. (“EPA”).  The Agreement contemplates that the construction of the new school should be completed by August 1, 2018, that GSCP will pay the US$1,000,000 to MNP six months after the Effective Date and the second stage shares will be issued on the first anniversary of the Effective Date.
In the third stage, the Agreement contemplates that MNP will issue to GSCP an additional 122,955,325 common shares on the second anniversary of the Effective Date in exchange for the financing of an interest free facility by GSCP, over the 24 month period beginning on the Effective Date, of US$25,000,000 or its equivalent in work programs on the two exploration concessions in Tajikistan owned by DWM Petroleum’s Tajik subsidiary CJSC Somon Oil and the redevelopment of the oilfield project owned by Petroleum Sugd LLC.  Petroleum Sugd LLC, a Tajik company owned by EPA (as to 57.42%) and Sugdneftugas (as to 42.58%), owns ten (10) producing oilfields in Northern Tajikistan.  Sugdneftugas is wholly-owned by the Government of Tajikistan.  TF Petroleum AG, a Swiss corporation wholly-owned by MNP’s Swiss subsidiary, DWM Petroleum AG, owns sixty-five percent (65%) of EPA.

Earn-In/Additional Work Program Commitment: GSCP will commit providing an interest free facility of up to US$10,000,000 in work program commitment after production has reached 4,000 barrels a day for a consecutive three (3) months period.  This work program commitment can either be conducted in the production project or the exploration project.
MNP’s common shares are registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and it is a reporting issuer in nine Provinces of Canada (British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland).  However, because MNP failed to file its annual audited financial statements and related documents for the year ended December 31, 2015 and for all subsequent fiscal periods, it is in default of its obligations in these jurisdictions and its common shares have been “cease traded” in Canada.  As a result, its listing on the TSX Venture Exchange (the “Exchange”) has been suspended and its common shares have been delisted from the OTCQB.  There is therefore currently no market for MNP securities in Canada.
Completion of the transactions is subject to conditions, including receipt of regulatory and Exchange approval, and MNP has agreed to dedicate a portion of the $3,000,000 purchase price for the first stage shares to this purpose.  In addition, because GSCP will become a “control person” of MNP upon completion of the second stage, the Agreement contemplates that the second and third stages will be subject to shareholder approval.  In addition, after it has obtained shareholder approval, MNP has agreed to provide GSCP with two additional Board seats (in other words, after the shareholders have approved the creation of a new control person but before completion of the second stage, GSCP will be permitted to have three of the five MNP Board seats).  MNP hopes to be able to close the first stage in short order, subject to receipt of Exchange approval, and it intends to file all delinquent public disclosure documents and obtain shareholder approval before completing the second and third stages.  In Canada, MNP will continue to be cease traded until it has achieved compliance and obtained revocation of the existing cease trade orders.

Heinz Scholz, Executive Chairman of MNP, stated “we have spent a great deal of time and effort searching for a strong financial and strategic partner to help us unlock the potential of our projects and we look forward to working with GSCP on completion of this transaction and advancing the development of our assets in Tajikistan. We believe that this transaction will allow MNP to preserve and restructure its projects in Tajikistan.  Furthermore the board believes that, in light of the circumstances, this transaction provides us with an opportunity to unlock the potential of these projects and is in the best interest of the company and all of its shareholders.”

About MNP Petroleum Corp.
MNP Petroleum Corp. is an international oil and gas company with primary focus on exploration and development in Central Asia.  In Tajikistan MNP owns 90% working interest in a Production Sharing Agreement covering the license areas Zapadnyi and Severo-Zapadnyi in the Sughd region through its wholly-owned subsidiary DWM Petroleum AG. Through its 65% interest in EPA.at Beteiligungsgesellschaft m.b.H. it owns a 37.32% working interest in ten producing oilfields in Tajikistan.

About GSC-TL Partners
GSCP is a special purpose limited liability company formed for this acquisition with a US-based management team that consists of several executives with many years of experience in international oil and gas exploration and production.  GSCP has a strategy to leverage US and Chinese resources to reduce the cost of oil and gas exploration and production in Central Asia.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information please contact:

Peter-Mark Vogel
Chief Financial Officer & Corporate Secretary
MNP Petroleum Corp.
Bahnofstr. 9, P.O. Box 155
6341, Baar
Switzerland
 Tel: +41 76 572 40 82
Email: info@mnppetroleum.com
Web: www.mnppetroleum.com

Forward-Looking Statement Disclaimer
This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management's plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning.  Forward-looking statements in this press release include statements concerning completion of the private placement with GSCP, MNP’s hope to close the first stage shortly and its ability to obtain shareholder, regulatory and stock exchange approval and the revocation of the Canadian cease trade orders.  While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of MNP’s business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risk of unexpected delays arising from field conditions, MNP’s ability to raise the necessary capital and other risks identified in MNP’s periodic filings with the Securities and Exchange Commission on EDGAR.  Any of these risks could cause MNP’s or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Except as required by applicable law, including the securities laws of the United States and Canada, MNP does not intend to update any of the forward-looking statements to conform these statements to actual results.

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